SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTIONS 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): March 25, 1998



                               IOMEGA CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)






             Delaware                    001-12333              86-0385884
    (State or Other Jurisdiction        (Commission          (I.R.S. Employer
 of Incorporation or Organization )     File Number)       Identification No.)
                                        -------------




                       1821 West Iomega Way, Roy, UT 84067
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (801) 778-1000




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                           Exhibit Index is on Page 4
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Item 5.  Other Events.

         Iomega Corporation (the "Company") announced on March 25, 1998 that Kim
B. Edwards had resigned as its president and chief executive officer, effective March 24, 1998. A copy of the Company 's press release dated March 25, 1998 is filed herewith as Exhibit 99 and incorporated herein by reference.


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                                                      SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 1998                        IOMEGA CORPORATION
                                            (Registrant)


                            By: /s/ Leonard C. Purkis
                               Leonard C. Purkis
                               Senior Vice President, Finance and
                               Chief Financial Officer



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                                                    EXHIBIT INDEX


Exhibit  Description

   99 Press release dated March 25, 1998 entitled "IOMEGA CHIEF EXECUTIVE OFFICER RESIGNS."


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                                       5






                  NEWS RELEASE

IOMEGA For more information contact:

         Press contact:
         Willow Baum, Iomega Corporation (801) 778-4298 / baum@iomega.com

         Analysts / Investors:
         Susan T. Stillings, Iomega Corporation (801) 778-4668 / stilling@iomega.com
         Tyler Thatcher, Iomega Corporation (801) 778-4362 / thatcher@iomega.com


FOR IMMEDIATE RELEASE

                     IOMEGA CHIEF EXECUTIVE OFFICER RESIGNS

                  James E. Sierk Named Acting CEO and President

ROY, Utah, March 25, 1998 Iomega Corporation announced today that Kim B. Edwards resigned as president and chief executive officer effective March 24, 1998. James E. Sierk, former senior vice president of Quality and Productivity of Allied Signal Inc. and an Iomega board member, will assume the role of acting president and CEO.

"The board of directors very much regrets Mr. Edward's departure," said David J. Dunn, the chairman of Iomega's board of directors. "He has been directly responsible for Iomega's success over the last four years. Under his leadership, Iomega grew from $141 million in annual sales to over $1.7 billion in 1997. Kim transformed a static, relatively small company with mature products that was suffering losses, into a dynamic growth company. The board is extremely grateful to Mr. Edwards for his invaluable contributions to the business."

"One of Iomega's core values has been to set and achieve unrealistic expectations," said Mr. Edwards. "I believe that over the last few years our people have repeatedly demonstrated the ability to do just that. I leave Iomega confident that the management team and employees are equipped to continue this unique tradition in which I take a great deal of pride."

Mr. Sierk, 59, who joined Iomega's board in October 1997, brings extensive international experience to Iomega in addition to his expertise in quality and productivity. During his 27 years with Xerox Corporation, he served as vice president of Latin American and Canadian Operations, and vice president of Far Eastern Manufacturing Operations.

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At Iomega,  we have a strong  management team with substantial  depth," said Mr.
Sierk. "Each of us is dedicated to capitalizing on Iomega's extraordinary opportunities while aggressively positioning our Zip, Jaz, Ditto and Clik! storage solutions as standards in their respective market segments. In pursuing these opportunities, our highest priorities will be setting and achieving new standards for quality and customer service in our industry."

Mr. Sierk, by his own wishes, is not a candidate for the permanent position of Iomega's president and CEO. Iomega will begin a search for a new president immediately. The board of directors indicated that the ideal candidate would be a senior officer, possibly a president or general manager of a substantial division of a major company -- one that is preeminent in quality and customer service. Iomega wants each initial sale to a customer to be the start of a long-term, mutually rewarding experience.

Iomega Corporation manufactures personal read/write storage solutions that help people manage their stuff -- anywhere. Iomega's products provide consumers with what they want, when they want it, at a reasonable price. The Company's industry storage solutions, designed for all types of computer users, include Zip drives and genuine Zip 100 disks; Jaz one- and two-gigabyte drives and disks; and Ditto tape backup drives and tape cartridges. Whether used in homes, business, government and education, or by creative professionals, all Iomega storage solutions ensure high levels of quality and reliability when using authorized Iomega media products. Iomega products are available through computer retail stores, resellers, major distributors and OEMs.
                                       ###

Special Note: The statements in this release related to setting and achieving new standards of quality and customer service, and the positioning of Zip, Jaz, Ditto and Clik!, when introduced, products as the standards in their respective markets, are forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the level of demand and acceptance for Iomega's drive and removable disk and tape products, the success of establishing those products as standards in their respective market segments, market responses to advertising campaigns, manufacturing issues, product shipment delays, competitive factors and pricing considerations, general economic conditions, and other factors identified in Iomega's 1997 Annual Report and Iomega's 1996 Annual Report as filed on Form 10-K, June 4, 1996 Prospectus and most recent quarterly reports filed with the SEC.

Iomega, Zip, Jaz, the Iomega Logo and the stylized "i" are registered trademarks of and Ditto is a trademark of, Iomega Corporation. All other product and brand names are the property of their respective companies.